SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2005 (December 2, 2005)

INTRUSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20191	75-1911917
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1101 East Arapaho Road
Richardson, TX 75081
(Address of principal executive
offices)

(972) 234-6400
(Registrant’s Telephone
Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 2, 2005, we executed a Securities Purchase Agreement and Registration Rights Agreement with various investors, including G. Ward Paxton, our Chairman, President and Chief Executive Officer, and James F. Gero, a member of our Board of Directors, in connection with a private placement.  We issued the purchasers in the private placement an aggregate of 564,607 shares of our newly created Series 3 5% Convertible Preferred Stock and warrants to purchase 282,306 shares of our common stock.  We also issued to employees of Stonegate Securities, Inc., our placement agent in connection with the private placement, warrants to purchase an aggregate of 27,531 shares of our common stock and paid Stonegate an aggregate fee of $60,016.80.

The terms of the Securities Purchase Agreement, the Registration Rights Agreement, the private placement warrants and the warrants we issued to the employees of Stonegate are described more fully below and copies of these documents are attached as exhibits to their report.

As a condition to the consummation of the private placement, each of our officers and directors executed a voting agreement pursuant to which they have agreed to vote the shares owned by them in favor of any proposal to stockholders requesting the approval of the issuance of more than 1,381,900 shares of our common stock, or 19.999% of our common stock outstanding as of December 2, 2005, upon conversion of the shares of preferred stock and the exercise of the warrants we issued in the private placement, to the extent this approval is required by Nasdaq rules.  The form of the voting agreement executed by each of our officers and directors is attached as Exhibit 4.6 to this report and is incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Securities.

Private Placement

On December 2, 2005, we completed a private placement of unregistered securities to six institutional investors and three individual accredited investors, including G. Ward Paxton, our Chairman, President and Chief Executive Officer, and James F. Gero, a member of our Board of Directors, pursuant to which the investors paid us an aggregate of $1,230,842.92 in consideration for (1) 564,607 shares of our Series 3 5% convertible preferred stock convertible into shares of our common stock at an initial conversion price of $2.18 per share and (2) warrants to purchase up to 282,306 shares of our common stock at an initial exercise price of $2.58 per share.

We intend to use the proceeds from the private placement for general working capital purposes, including ongoing operating expenses, trade payables, the payment of dividends on the new preferred stock or our existing preferred stock and expenses in connection with the private placement.  However, the Securities Purchase Agreement we executed in connection with the private placement restricts us from using the proceeds to pay other debt, to redeem securities or settle litigation.  Other than these restrictions, our management will have broad discretion over how we use the net proceeds of this offering and could spend proceeds in ways with which stockholders do not agree.  Pending deployment of the funds, we may invest the proceeds in ways that do not yield favorable returns.

We relied on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D as the basis for our exemption from registration for the issuance of the preferred stock and the warrants in the private placement.

The terms of the private placement, the preferred stock and the warrants are described more fully below.

Compensation of Placement Agent

Stonegate Securities, Inc. acted as our placement agent for the private placement.  As compensation for services rendered to us by Stonegate, we agreed to:

•                                          pay Stonegate a cash fee equal to $60,016.80, including a $5,000 retainer fee; and

•                                          issue to Stonegate or its assigns warrants to purchase an aggregate of 27,531 shares of our common stock at an exercise price of $2.58 per share.

The employees of Stonegate who received the warrants are accredited investors, and we issued the warrants to them pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.  The terms of these warrants are described below in “Terms of the Warrants—Stonegate Warrants.”

Terms of the Series 3 5% Convertible Preferred Stock

Dividends.  Holders of preferred stock are entitled to a 5% per annum dividend per share.  The dividend accrues and is payable in cash quarterly on the first business day of March, June, September and December of each year, beginning on March 1, 2006.  Dividends may increase to 18% per annum upon the occurrence of certain redemption events described below under “Terms of the Series 3 5% Convertible Preferred Stock—Redemption” below.

Accrued but unpaid dividends are payable upon the conversion or redemption of the shares of preferred stock and upon a liquidation event.  Dividends not paid within five business days of the day they are due accrue daily interest at the lesser of 18% per annum or the maximum rate permitted by law, until the dividends and the accrued interest are paid in cash.

As long as any shares of preferred stock are outstanding, we cannot pay dividends or make other distribution on, redeem shares of, or set money aside or create a sinking fund for that purpose for, any shares of capital stock ranking junior to the preferred stock with respect to dividends, including our common stock.  However, this restriction does not apply to the payment of accrued dividends on our existing 5% convertible preferred stock or the conversion of any convertible capital stock in accordance with its terms.

Voting Rights.  Holders of preferred stock have no voting rights, except as required by law.  However, as long as any shares of preferred stock remain outstanding, we cannot take any of the following actions without the separate class vote or written consent of all of the then outstanding shares of preferred stock:

•                                          alter or change adversely the powers, preferences or privileges of the preferred stock;

•                                          alter or amend the Certificate of Designation creating the preferred stock;

•                                          authorize or create any class stock ranking senior to, or on an equal basis with, the preferred stock with respect to dividends, redemption or liquidation;

•                                          amend our certificate of incorporation, bylaws or other organizational documents in a manner which adversely affects the rights of any of the holders of the preferred stock;

•                                          increase the authorized number of shares of preferred stock; or

•                                          enter into any agreement to do any of the above.

Conversion.  The holders of the preferred stock have the option to convert their shares of preferred stock into shares of our common stock at an initial conversion price of $2.18 per share.  We also have the right to force conversion of outstanding shares of preferred stock after December 2, 2006, if the following conditions are met:

•                                          the volume weighted average price of our common stock for twenty consecutive trading days must be at least 200% of the conversion price of the preferred stock then in effect, for a period of 20 consecutive trading days immediately preceding the redemption;

•                                          we notify the holders of the conversion within one trading day after our common stock meets the above trading price requirement;

•                                          we have honored all requested conversions of preferred stock, if any;

•                                          we have paid any liquidated damages or other amounts owing on the preferred stock;

•                                          the registration statement related covering the resale of the shares of common stock underlying the preferred stock and warrants is effective and is expected to remain effective;

•                                          our common stock is traded on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board;

•                                          we have a sufficient number of authorized but unissued shares of Common Stock to permit the conversion;

•                                          no event which would give the holders the right to redeem there shares of preferred stock exists;

•                                          the issuance of the shares of common stock would not cause a relevant holder to exceed the 4.99% beneficial ownership limitation described above; and

•                                          we have not publicly announced any merger or consolidation, sale of all or substantially all of our assets, tender or exchange offer, reclassification of our common stock or any share exchange or any transaction which would constitute a change of control for purposes of the liquidation preference of the preferred stock.

Because the original purchase price and the initial conversion price are the same, each share of preferred stock is initially convertible into one share of our common stock.  The preferred stock contains adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock as well as any rights offering or pro rata distribution of cash, property, assets or securities to holders of our common stock.

A holder of preferred stock cannot convert shares of preferred stock into shares of our common stock if that holder would beneficially own greater than 4.99% of our issued and outstanding shares of common stock, as determined in accordance with Section 13(d) of the Exchange Act, upon conversion of the preferred stock.  However, this restriction does not apply to any holder of preferred stock who is one of our directors or officers.  Although this restriction does not limit the conversion of the shares of preferred stock purchased by Mr. Paxton or Mr. Gero, neither Mr. Paxton nor Mr. Gero may convert their shares into common stock unless and until the issuance is approved by our stockholders to the extent required by Nasdaq rules.

In addition, we cannot issue shares to a holder of preferred stock if the number of shares issuable upon conversion of all shares of preferred stock added together with the number of shares issuable upon the exercise of the warrants exceeds 1,381,900, or 19.999% of our outstanding shares of common stock on December 2, 2005, unless we have received the requisite approval of our stockholders under Nasdaq Marketplace Rule 4350.

Rank; Liquidation Preference.  The holders of preferred stock rank prior to the holders of our common stock and existing preferred stock with respect to the distribution of our assets upon a dissolution, liquidation or other similar event.  The liquidation preference for the preferred stock is an amount equal to $2.18 per share plus any accrued but unpaid dividends.

In addition to a dissolution, liquidation or similar event, the following “change of control” transactions constitute a liquidation:

•                                          an acquisition by an individual, legal entity or group, as defined in Rule 13d-5(b)(1) of the Exchange Act of 1934, as amended, of more than 33% of our voting securities;

•                                          a merger or consolidation with or into another entity, after which our stockholders own less than 66% of the aggregate voting power of the surviving corporation;

•                                          a sale of all or substantially all of our assets to an entity in which our stockholders own less than 66% of aggregate voting power of the acquiring entity;

•                                          a replacement at one time or within one year of more than half the members of our board of directors which is not approved by the members of our board of directors or their nominees;

•                                          the execution of a binding agreement to effect any of the above transactions.

Redemption.  Holders of preferred stock can require us to redeem all of their shares of preferred stock upon the occurrence of any of the following events:

•                                          the failure of the registration statement covering the resale of the shares of common stock underlying the preferred stock and warrants to be declared effective by the SEC by July 20, 2006;

•                                          the registration statement covering the resale of the shares of common stock underlying preferred stock and warrants ceases to be effective or a holder is not permitted to resell its shares of common stock registered for resale for more than 90 calendar days in any twelve month period;

•                                          our failure to deliver certificates for common stock within ten trading days of a request to convert, or we publicly announce that we will not comply with requests to convert;

•                                          our failure to comply within 60 days after our default in the provisions of the registration rights agreement requiring us to provide the holders an opportunity to review and comment on the registration statement, to request acceleration within five trading days of the SEC informing us they have no further review of the registration statement or to file a pre-effective amendment to the registration statement within ten trading days after receiving any SEC comments;

•                                          our failure to pay within ten days after receipt of notice to a holder for any damages it incurs as a of open market purchases to cover sales of common stock which we did not timely issue common stock certificates on conversion;

•                                          our failure to have a sufficient number of authorized but unissued shares to permit conversion;

•                                          our breach of any representation, warranty, covenant or agreement in the Securities Purchase Agreement, Registration Rights Agreement, warrants or other transaction documents executed in connection with the private placement which we have not cured within 45 days after notice of such breach;

•                                          our redemption of any shares of common stock or existing preferred stock, other than conversions of the existing preferred stock and the repurchase of up $100,000 per calendar year of common stock from employees, officers, directors, consultants and other service providers upon their termination;

•                                          we become party to a change of control transaction that results in a liquidation of the preferred stock; or

•                                          we have filed for bankruptcy, whether voluntarily or involuntarily, or made a general assignment for the benefit of creditors.

The redemption price is the sum of (1) the greater of $2.834 and the product of the volume weighted average price of our common stock on the trading day immediately preceding the event multiplied by $2.18 divided by the conversion price then in effect plus (2) any accrued but unpaid dividends on the preferred stock plus (3) all liquidated damages or other amounts payable to the holders of preferred stock.  The redemption price is payable in cash if a redemption event occurs as a result of our failure to deliver stock certificates upon conversion, our public announcement of our refusal to comply with conversion requests, our failure to pay damages to a holder who is forced to cover a sale for which we did not timely issue certificates, our breach of the provisions of any of the agreements executed in connection with the private placement, our becoming party to a change of control transaction or our voluntary bankruptcy.  In the case of any other redemption event, a holder has the option to receive a number of shares of our common stock equal to the redemption price divided by 75% of the ten-day average of the volume weighted average of our common stock ending on the day immediately preceding the holder’s election, subject to a floor of $0.87 per share, or an increase in the dividends payable per share to 18% per annum.  Mr. Paxton and Mr. Gero will not be able to receive stock upon redemption of their shares of preferred stock unless and until the issuance is approved by our stockholders to the extent required by Nasdaq rules.  Payment of the redemption price is due within five trading days after the holder provides us with a notice of payment, after which the unpaid amount accrues interest daily at a rate equal to the lower of 18% per annum and the highest rate permitted by law.

Terms of the Warrants

Private Placement Warrants.  The warrants we issued in the private placement have an initial exercise price of $2.58 per share and are exercisable for our common stock at any time during the period commencing on June 6, 2006 and ending on or before June 6, 2011.  The warrants contain a cashless exercise provision, permitting the holder at any time on or after December 2, 2007, in lieu of paying the exercise price, to surrender the warrant for a number of shares of common stock determined by multiplying the number of shares of common stock underlying the warrant by a fraction based on the exercise price of the warrant and the volume weighted average price of our common stock on trading day immediately preceding the exercise date.  A holder may only use the cashless exercise if there is no effective registration statement covering the resale of the shares of common stock underlying the warrant at the time the holder wishes to exercise.

All of the warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassification or similar events of our capital stock as well as pro rata distributions of cash, property, assets or securities to holders of our common stock.  In addition, if we issue shares of common stock or securities convertible into or exercisable for shares of common stock at a price less than the exercise price of the warrants, other than in an issuance exempt from the purchasers’ pre-emptive rights described below, the exercise price of the warrants will reset to the lower price.

A holder of a warrant cannot exercise warrants for shares of our common stock if that holder would beneficially own greater than 4.99% of our issued and outstanding shares of common stock, as determined in accordance with Section 13(d) of the Exchange Act, upon exercise of the warrants.  However, this restriction does not apply to any holder of a warrant who is one of our directors or officers.  Although this restriction does not currently limit the exercise of the warrants acquired by Mr. Paxton or Mr. Gero, neither Mr. Paxton or Mr. Gero may exercise their warrants for common stock unless the issuance is approved by our stockholders to the extent required by Nasdaq rules.

In addition, we cannot issue shares of common stock upon the exercise of a warrant if the number of shares to be issued upon the exercise of all of the private placement warrants added together with the number of shares issuable upon the conversion of the preferred stock, exceeds 1,381,900, or 19.999% of our outstanding shares of common stock on December 2, 2005, unless we have received the requisite approval of our stockholders under Nasdaq Marketplace rule 4350.

Stonegate Warrants.  The warrants we issued to the employees of Stonegate have an initial exercise price of $2.58 per share and are exercisable for our common stock at any time on or before December 2, 2011.  Each warrant contains a cashless exercise provision, permitting the holder, in lieu of paying the exercise price, to surrender the warrant for a number of shares of common stock determined by multiplying the number of shares of common stock underlying the warrant by a fraction based on the exercise price of the warrant and the current market value of our common stock.

The warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassification or similar events of our capital stock.

Pre-emptive Rights and Restrictions on Future Sales of Equity

Pre-emptive Rights.  Pursuant to the terms of the Securities Purchase Agreement entered into in connection with the private placement, we granted the investors, other than Mr. Paxton and Mr. Gero, who continue to own shares of preferred stock prior to the sale, the right to purchase up to 100% of the securities we may offer in certain future sales of securities within 180 days of the effective date of the registration statement covering resale the shares of common stock underlying the preferred stock and the warrants.

The investors’ right of purchase will not apply to the following issuances by us:

•                                          shares issuable upon the conversion of the preferred stock or the exercise of the warrants;

•                                          securities we issue to directors, officers, employees and consultants as compensation;

•                                          securities issuable upon the exercise of options, warrants or other convertible securities currently outstanding, as long as we have not amended these securities to increase the number of shares issuable upon conversion or to decrease the exercise price other than as a result of their respective anti-dilution provisions;

•                                          shares of stock issued in connection with a stock split, stock dividend or recapitalization;

•                                          securities we issue in connection with commercial lending and lease transactions;

•                                          securities we issue as compensation to registered broker-dealers engaged by us to obtain financing on our behalf;

•                                          securities we issue in connection with acquisitions or strategic transactions; and

•                                          shares of stock we issue in a firm commitment, underwritten public offering with gross proceeds of at least $30,000,000.

Restrictions of Future Sales.  The Securities Purchase Agreement also restricts us from issuing any shares of common stock or other securities convertible or exercisable for common stock until the date that is 180 days of the effective date of the registration statement covering resale the shares of common stock underlying the preferred stock and the warrants.  In addition, as long as any investor holds preferred stock or warrants, we cannot issue debt or equity securities that are convertible or exercisable for shares of common stock at a price that varies with the trading price of our common stock or is subject to reset for events contingent on our business or the price of our common stock or enter into any other agreement, including an equity line of credit, pursuant to which we sell securities at a future determined price.  However, these restrictions to do apply to transactions which are exempt from the pre-emptive rights described above.

These provisions may hinder or delay our ability to raise additional debt or equity financing if and when we require additional capital to operate or grow our business.

Registration Rights

In connection with the Securities Purchase Agreement, we entered into a Registration Rights Agreement, pursuant to which we are required to file a registration statement to register the 849,913 shares of common stock issuable upon the conversion of the preferred stock and upon the exercise of the warrants issued to the investors in the private placement.  This registration statement will also include the 27,531 shares of common stock issuable upon the exercise of the warrant we issued to Stonegate.  Under the terms of the Registration Rights Agreement, we may be subject to the payment of partial liquidated damages if any of the following events occurs:

•                                          we fail to file the registration statement by January 6, 2006;

•                                          the registration statement is not declared effective by the SEC by the earlier to occur of April 1, 2006 or the fifth trading day after the SEC informs us that they have no further review of the registration statement;

•                                          we fail to request acceleration of the registration statement within five trading days of the SEC informing us they have no further review of the registration statement or to file a pre-effective amendment to the registration statement within ten trading days after receiving any SEC comments; or

•                                          the registration statement ceases to be effective or a holder is not permitted to resell its shares of common stock registered for resale for more than 30 calendar days in any twelve month period.

The amount of liquidated damages will equal 1% of the aggregate purchase price paid to us by the investors in the private placement for the first thirty-day period, and 2% of the aggregate purchase price for each subsequent thirty-day period, each pro rated for any shorter period, following any of the above events.  The damages are payable on the monthly anniversary of the date of the event giving rise to the damages.  Any damages not paid within seven days of the date due will accrue daily interest at the lesser of 18% per annum and the maximum amount permitted by law until paid in full.  No damages are payable to Stonegate with respect to the shares of common stock underlying its warrant or to any person who is one of our officers or directors at the time the payment is due.  Therefore, Mr. Paxton and Mr. Gero are not currently entitled to receive any of these damages.

We must keep the registration statement effective until the earlier to occur of the date when all the securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144(k) and the date on which all securities covered by the registration statement have been sold.

None of the shares of preferred stock, the warrants, including the warrant we issued to Stonegate, or the shares of our common stock issuable upon conversion or exercise thereof have been registered under the Securities Act of 1933, as amended, and none of these securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report is neither an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Series 3 5% Convertible Preferred Stock, the form of warrant issued to the investors, the form of warrant we issued to the employees of Stonegate, the Registration Rights Agreement and the Securities Purchase Agreement, copies of which are attached hereto as Exhibits 4.2, 4.3, 4.4, 4.5 and 10.1, respectively, and are incorporated herein by reference.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                                  On December 2, 2005, we filed a Certificate of Designation with the Delaware Secretary of State to create and designate the rights, preferences and privileges of the Series 3 5% Convertible Preferred Stock we issued in the private placement.

Item 8.01                                             Other Material Events

On December 2, 2005, we issued a press release relating to the private placement, a copy of which is attached hereto as Exhibit 99.1 which is hereby incorporated by reference.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description of Exhibit
4.1	Form for the Series 3 5% Convertible Preferred Stock Certificate.
4.2	Certificate of Designations of Series 3 5% Convertible Preferred Stock of Intrusion Inc.
4.3	Form of Common Stock Purchaser Warrant issued to the investors in the private placement.
4.4	Form of Representative’s Warrant for the Purchase of Shares of Common Stock issued to certain employees of Stonegate Securities, Inc.
4.5	Registration Rights Agreement dated as of December 2, 2005, by and among Intrusion Inc. and each of purchasers listed on the signature pages thereto.
4.6	Form of Voting Agreement executed by each of the officers and directors of Intrusion, Inc.
10.1	Securities Purchase Agreement dated as of December 2, 2005, by and between Intrusion Inc. and the investors signatory thereto.
10.2	Placement Agency Agreement dated December 2, 2005, by and between Intrusion Inc. and Stonegate Securities, Inc.
99.1	Press release announcing completion of private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: December 6, 2005	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Form for the 3 5% Convertible Preferred Stock Certificate.
4.2	Certificate of Designations of 3 5% Convertible Preferred Stock of Intrusion Inc.
4.3	Form of Warrant for the Purchase of Shares of Common Stock Issued to the investors in the private placement.
4.4	Form of Representative’s Warrant for the Purchase of Shares of Common Stock issued to certain employees of Stonegate Securities, Inc
4.5	Registration Rights Agreement dated as of December 2, 2005, by and among Intrusion Inc. and each of purchasers listed on the signature pages thereto.
4.6	Form of Voting Agreement executed by each of the officers and directors of Intrusion, Inc.
10.1	Securities Purchase Agreement dated as of December 2, 2005, by and between Intrusion Inc. and the investors signatory thereto.
10.2	Placement Agency Agreement dated December 2, 2005, by and between Intrusion Inc. and Stonegate Securities, Inc.
99.1	Press release announcing completion of private placement.